SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A 1

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act



        Date of Report (date of earliest event reported): March 24, 2000



                        TESSA COMPLETE HEALTH CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           One South 443 Summit Avenue
                                    Suite 203
                           Oakbrook Terrace, IL 60181
                    (Address of principal executive offices)


                                 (630) 889-8811
                          Registrant's telephone number

                            ZABA INTERNATIONAL, INC.
                      5650 Greenwood Plaza Blvd, Suite 216
                            Englewood, Colorado 80111
                        (Former name and former address)



    Georgia                         0-21099                      58-0975098
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.
incorporation)

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

     The audited financial statements of Tessa Complete Health Care, Inc. for the fiscal years ended December 31, 1999 and 1998, and the pro forma financial statements of the consolidated entities dated December 31, 1999 are attached hereto.

Item 7(c).  Exhibits.

Number            Exhibit
------            -------

 EX-27            Financial Data Schedule

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TESSA COMPETE HEALTH CARE, INC.


                                  By: s/Robert C. Flippin
                                     -----------------------
                                     Robert C. Flippin, President


Date: May 3, 2000

                                                TESSA COMPLETE HEALTH CARE, INC.
                                                                AND SUBSIDIARIES

                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                                            with
                                                    INDEPENDENT AUDITORS' REPORT

                                          YEARS ENDED DECEMBER 31, 1999 AND 1998

                                    CONTENTS

                                                                           Page

Independent Auditors' Report                                                1

Consolidated balance sheets                                                 2

Consolidated statements of operations                                       3

Consolidated statements of stockholders' equity (deficit)                   4

Consolidated statements of cash flows                                       5

Notes to consolidated financial statements                                  6

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Tessa Complete Health Care, Inc.
   and subsidiaries
Oakbrook Terrace, Illinois

We have audited the accompanying consolidated balance sheets of Tessa Complete Health Care, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tessa Complete Health Care, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficiency, a stockholders' deficit and has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                        HORTON & COMPANY, L.L.C.


May 2, 2000
Wayne, New Jersey




                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                         December 31,
                                                                         ------------
                                                                      1999            1998
                                                                   -----------     -----------
Current assets:
   Cash                                                            $         -     $   855,563
   Accounts receivable, net of allowances of $3,047,921 in
      1999 and 1998                                                  3,109,051       3,640,795
                                                                   -----------     -----------

                  Total current assets                               3,109,051       4,496,358
                                                                   -----------     -----------

Property and equipment, net                                            687,437       1,030,899
                                                                   -----------     -----------

Deferred charges and other assets                                       72,915       3,486,558
                                                                   -----------     -----------

                                                                   $ 3,869,403     $ 9,013,815
                                                                   ===========     ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                                   $ 1,379,620     $   200,000
   Current portion of long-term debt                                    39,681          68,046
   Accounts payable                                                  1,187,828         826,472
   Accrued expenses                                                  1,924,377         887,938
   Related party payable                                             2,663,458         783,343
   Stockholder loans payable                                         3,085,018         398,858
   Deferred income taxes                                                     -         381,661
                                                                   -----------     -----------

                  Total current liabilities                         10,279,982       3,546,318
                                                                   -----------     -----------

Long-term debt, net of current portion                                  94,344         134,972
                                                                   -----------     -----------

Stockholders' equity (deficit):
   Common stock, $.02 par value; 50,000,000 shares authorized;
      13,809,375 sharesissued and outstanding in 1999
      11,033,695 shares issued and outstanding in 1998                 275,846         220,674
   Additional paid-in capital                                        7,802,153       3,621,415
   Retained earnings (accumulated deficit)                         (14,582,922)      1,490,436
                                                                   -----------     -----------

                                                                    (6,504,923)      5,332,525
                                                                   -----------     -----------

                                                                   $ 3,869,403     $ 9,013,815
                                                                   ===========     ===========



                 See notes to consolidated financial statements

                                        2



                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Year ended December 31,
                                                   -----------------------

                                                     1999           1998
                                                 ------------    -----------
Revenues                                         $ 14,635,555    $16,014,411
                                                 ------------    -----------

Operating expenses:
   Caregiver compensation and benefits              6,824,885      4,070,827
   Other practice costs                               852,657        683,670
   Administrative compensation and benefits         6,053,462      4,824,275
   Occupancy costs                                  1,636,756      1,229,965
   Selling and administrative                       4,014,356      2,575,375
   Depreciation and amortization                    1,342,174        926,441
                                                 ------------    -----------

                                                   20,724,290     14,310,553

Income (loss) from operations                      (6,088,735)     1,703,858
                                                 ------------    -----------

Other expense:
   Reserve under asset sale agreement               5,400,000              -
   Restructuring charges                            2,586,307              -
   Finance related charges                          1,554,977        414,836
   Stock-based compensation                           825,000              -
                                                 ------------    -----------

                                                   10,366,284        414,836

Income (loss) before income taxes                 (16,455,019)     1,289,022

Income taxes (benefit)                               (381,661)       386,707
                                                 ------------    -----------

Net income (loss)                                $(16,073,358)   $   902,315
                                                 ============    ===========


Earnings (loss) per share                        $      (1.23)   $      0.12
                                                 ============    ===========

Weighted average shares outstanding                13,043,491      7,397,098
                                                 ============    ===========









                 See notes to consolidated financial statements



                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                     Years ended December 31, 1999 and 1998

                                                                           Additional
                                                                            paid-in
                                                     Common Stock           capital       Retained
                                                 Shares         Amount     (discount)     earnings
                                              ----------       --------    ----------   ------------

Balances at January 1, 1998                    3,760,500       $ 75,210    $  (71,010)  $    588,121

Stock issued to acquire physician practices
   and related assets                          7,199,335        143,987     3,620,052              -

Stock sold under Rule 504                         73,860          1,477        72,373              -

Net income                                            -              -              -        902,315
                                              ----------       --------    ----------   ------------

Balances at December 31, 1998                 11,033,695        220,674     3,621,415      1,490,436

Stock issued to acquire physician practices
   and related assets                            100,000          2,000        98,000              -

Stock issued for employee compensation           486,415          9,293       920,025              -

Stock issued for services                        800,932         16,112     1,314,480              -

Stock sold                                     1,388,333         27,767     1,848,233              -

Net loss                                               -              -             -    (16,073,358)
                                              ----------       --------     ----------  ------------

Balances at December 31, 1999                 13,809,375       $275,846     $7,802,153  $(14,582,922)
                                              ==========       ========     ==========  ============











                 See notes to consolidated financial statements



                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Year ended December 31,
                                                                                    -----------------------

                                                                                     1999            1998
                                                                                 ------------    ------------
Cash flows from operating activities:

    Net income (loss)                                                            $(15,573,358)   $    902,315
                                                                                 ------------    ------------
    Adjustments to reconcile net income (loss) to net cash
        used in operating activities:
            Depreciation and amortization                                           1,342,174         926,441
            Restructing charges                                                     2,086,307               -
            Changes in assets and liabilities net of
               effects from practice acquisitions:
                (Increase) decrease in accounts receivable                            531,744          45,210
                (Increase) decrease in deferred charges and other assets            2,294,140      (2,943,852)
                Increase (decrease) in accounts payable and accrued expenses        1,397,795       2,102,974
                Increase (decrease) in related party payable                        1,880,115         783,343
                Increase (decrease) in deferred income taxes                         (381,661)        381,661
                                                                                 ------------    ------------

                  Total adjustments                                                 9,150,614       1,295,777
                                                                                 ------------    ------------

               Net cash used in operating activities                               (6,422,744)      2,198,092
                                                                                 ------------    ------------

Cash flows from investing activities:

    Capital expenditures                                                              (75,130)       (463,517)
    Payments for practice acquisitions                                                      -        (512,361)
                                                                                 ------------    ------------

               Net cash used in investing activities                                  (75,310)       (975,878)
                                                                                 ------------    ------------

Cash flows from financing activities:

    Proceeds from financing agreements                                              1,179,620       9,020,000
    Principal payments under loan agreements                                          (68,993)     (9,161,631)
    Principal payments under capital lease obligations                                (30,476)        (37,836)
    Proceeds from stockholder payables                                              2,686,160        (284,972)
    Proceeds from issuance of common stock                                          1,876,000          73,860
                                                                                 ------------    ------------

               Net cash provided by (used in) financing activities                  5,642,311        (390,579)
                                                                                 ------------    ------------

Net increase (decrease) in cash                                                      (855,563)        831,635

Cash at beginning of year                                                             855,563          23,928
                                                                                 ------------    ------------

Cash at end of year                                                              $          -    $    855,563
                                                                                 ============    ============




                 See notes to consolidated financial statements

                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

1.       Summary of significant accounting policies

         This summary of significant accounting policies of Tessa Complete Health Care, Inc. and subsidiaries (hereinafter "Tessa" or the "Company") is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

                  Principles of consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

                  History and business activity

         Tessa Complete Health Care, Inc. is a physician practice management company providing comprehensive management services under long-term administrative service agreements to multi-disciplinary health care clinics. Such clinics provide chiropractic, physical therapy, neurological and other health care services to patients.

         The Company was originally incorporated in the State of Delaware on August 25, 1997. Effective December 31, 1997, the Company acquired substantially all of the net assets of six health care clinics (the "Clinics") in exchange for 1,841,000 shares of the Company's common stock. Since all of the Clinics were controlled by the Company's principal shareholder, the business combination was accounted for as a recapitalization. As a result, the assets acquired and liabilities assumed were recorded at their historical cost basis. The business combination is treated as a non-cash transaction since all consideration given was in the form of stock.

         Effective February 13, 1998, the Company effected a business combination whereby all 3,760,500 outstanding shares of the Company's common stock were acquired by Structofab, Inc. ("Structofab") in exchange for 3,760,500 shares of Structofab's common stock. As a result of the transaction, Tessa became the wholly-owned subsidiary of Structofab. However, the former stockholders of Tessa received shares representing in excess of 90% of Structofab's common stock, thereby effecting a change in control of Structofab. The business combination has been accounted for as a reverse acquisition. Under the accounting rules for a reverse acquisition, Tessa is considered to be the accounting acquirer. As a result, historical financial information presented for periods prior to the date of the transaction, will be those of Tessa. However, the capital structure has been retroactively restated to reflect the capital structure of Structofab and the number of shares Structofab issued to effect the business combination.

1.       Summary of significant accounting policies (continued)

         Structofab, Inc. (a Georgia corporation) subsequently changed its name to Tessa Complete Health Care, Inc. and is a publicly-held company whose stock is traded on the OTC Bulletin Board.

                  Practice acquisitions

         Through May 31, 1998, the Company had effected the acquisitions of the assets of 26 additional clinics. All such acquisitions have been accounted as asset purchases. Total consideration includes cash payments, notes, the assumption of specified liabilities, the estimated value of 7,199,335 shares of common stock (including non-forfeitable commitments by the Company to issue common stock at specified future dates for no additional consideration) and related transaction costs.

         As of December 31, 1998, the Company owned and operated a total of 32 clinics, of which three are located in California, two in Florida, four in Illinois, four in Maryland, six in Ohio, eight in Oregon, three in Washington, one in Kentucky and one in the District of Columbia.

         As of December 31, 1999, the Company owned and operated a total of 21 clinics, of which three are located in California, two in Florida, two in Illinois, four in Maryland, three in Ohio, Five in Oregon, one in Kentucky and one in the District of Columbia.

                  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                  Concentration of credit risk

         Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash, accounts receivable and loans receivable from physicians. The Company's policies do not require collateral to support accounts receivable or loans receivable from physicians. However, because of the diversity of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

         The Company occasionally maintains cash balances with banks in excess of limits insured by the Federal Deposit Insurance Corporation (FDIC). At December 31, 1998, the Company's cash balances with one bank exceeded the FDIC insured limit by approximately $628,000. The Company has not experienced any losses in this account and believes it is not exposed to any significant credit risk on cash.

1.       Summary of significant accounting policies (continued)

                  Property and equipment

         Property and equipment is stated at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods over estimated useful lives of five to seven years for medical equipment and for the office furniture and equipment and the lesser of ten years or the remaining lease term for leasehold improvements.

         Maintenance, repairs and renewals which neither materially add to the value of property and equipment nor appreciable prolong its life are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in income.

                  Revenue recognition

         Effective with the acquisition of the assets of the Clinics as described above, the Company established long-term administrative services agreements with affiliated physician groups. Substantially all of the Company's revenues represent the contractual fees earned under its long-term administrative services agreements with affiliated physician groups. Under the agreements, the Company is contractually responsible and at risk for the operating costs of the affiliated physician groups, except for amounts retained by physicians. The Company's revenues include the reimbursement of all affiliated physician groups' operating costs and the fixed and variable contractual management fees as defined in the administrative services agreements. Contractual fees are accrued when collection is probable.

         Medical service revenue for services to patients by the physician groups affiliated with the Company is recorded when services are rendered based on established or negotiated charges reduced by contractual adjustments and allowances for doubtful accounts. Differences between estimated contractual adjustments and final settlements are reported in the period when final settlements are determined.

                  Administrative services and transfer agreements

         The Company has entered into administrative services agreements and stock transfer restriction agreements (the "Transfer Agreements") with affiliated physician groups ("Physician Groups") owned by one or more physicians. The administrative services and Transfer Agreements may not be terminated by the Physician Groups for any reason. The physician(s) that own the Physician Groups are employees of the Physician Groups and are solely responsible for the practice of medicine and delivery of medical services. As described above, the revenues and expenses of the Physician Groups are consolidated with the operations of the Company. The administrative services contracts provide that the Company shall be responsible for the general management and administration of the day-to-day operations of the Physician Groups including, but not limited to, business planning, financial management, bookkeeping, accounting and data processing, as well as human resources management. The administrative services agreements and transfer agreements provide the Company with unilateral and perpetual control over the assets and business operations of the Physician Groups.

1.       Summary of significant accounting policies (continued)

                  Fair value of financial instruments

         The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

                  Statements of cash flows

         For the years ended December 31, 1999 and 1998, the Company acquired physician practices and related assets and purchased equipment. The non-cash investing and financing activities are summarized as follows:

                                                                              Year ended December 31,
                                                                              -----------------------

                                                                                 1999          1998
                                                                             -----------   -----------

                  Physician practices and related assets                     $  200,000    $ 4,512,115
                  Common stock issued                                          (200,000)    (3,764,039)
                  Long-term debt financing                                            -       (235,715)
                                                                             ----------    -----------

                  Expenditures for physician practices and related assets    $        -    $   512,361
                                                                             ==========    ===========


                  Total common stock issued                                  $4,235,892    $ 3,837,899
                  Common stock issued to acquire physician practices
                     and related assets                                        (100,000)    (3,764,039)
                  Stock issued for employee compensation                       (929,300)             -
                  Stock issued for services                                  (1,330,592)             -
                                                                             ----------    -----------

                  Proceeds from issuance of common stock                     $1,876,000    $    73,860
                                                                             ==========    ===========


         Supplemental cash flow information is as follows:

                                                  Year ended December 31,
                                                  -----------------------

                                                     1999          1998
                                                  ----------    ---------

                  Finance related charges         $1,493,102    $ 320,823
                                                  ==========    =========

                  Income taxes paid               $        -    $   5,046
                                                  ==========    =========

                  Reclassifications

         Certain   reclassifications  have  been  made  to  the  1998  financial statements in order to conform to the 1999 presentation.

2.       Restructuring

         The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         The Company attributes much of the above mentioned losses and the resulting capital deficiency to integration difficulties the Company encountered during an expansion plan during fiscals 1998 and 1999 which increased the number of Company-controlled clinics from 8 to 33 and increased revenues from $2.1 million to $22 million for the fiscal years 1997 through 1999. To help address the above issues, the Company has undertaken plans that have initiated managerial, financial, and operational restructurings.

         With regard to managerial changes, Tessa has undergone changes which have resulted in the resignations of Dr. Thomas Bolera as Chief Executive Officer, Dr. Kim Christensen as an Officer and Director, David Russell as Chief Financial Officer, Dr. Vaughn Dabbs as Director and Dr. Dayna Bolla as Director. In connection with the above resignations, Robert Flippin was appointed President, Chief Executive Officer, and a Director of Tessa. Robert Vener and Dr. Mark Newman were also appointed as Directors of Tessa.

         As to financial restructurings, the Company has undertaken and executed plans initiated subsequent to the fiscal year ended December 31, 1999 which have included: 1) the conversion of debt to equity; 2) the conversion of debt to payment plans; 3) settlements of debt in exchange for heavily discounted lump sum payments by the Company; and 4) raising capital through the sale of common stock.

         For operations, the Company has started a restructuring process that has included: 1) the combination of geographically related clinics; 2) the elimination and separation of some clinics which provided inconsequential or negative cash flow; and 3) the introduction of an incentive plan to optimize clinic profitability. There has also been some opportunities which have not been acted upon due to the Company's decision or inability to exercise purchase options on some clinics, however the Company believes that it in the process of generating sufficient revenue in addition to having plans in place to help address cash flow issues that may arise in the near term.

         There are no assurances that the Company's above-mentioned plans will generate profits in the near future, or at all. The Company's success is dependent upon its ability to develop profitable clinics and clinical programs, such as sports medicine, exercise facility partnerships and to acquire additional profitable practices/clinics. To accomplish these goals, Tessa will/may require additional equity and/or debt financing and its absence may require additional consolidation. There is no assurance that the Company will be able to continue to operate if additional acquisitions and corresponding revenues cannot be generated.

3.       Property and equipment

         Property and equipment consists of the following:

                                                              December 31,
                                                              ------------

                                                          1999          1998
                                                       ---------     ----------

                  Office furniture and equipment       $ 413,686     $  348,638
                  Medical equipment                      834,534        862,578
                  Leasehold improvements                 118,190        186,904
                                                       ---------     ----------

                                                       1,366,410      1,398,120
                  Less accumulated depreciation          678,973        367,221
                                                       ---------     ----------

                                                       $ 687,437     $1,030,899
                                                       =========     ==========

         Medical equipment includes equipment under capital leases of $143,290 as of December 31, 1999 and 1998. Accumulated depreciation on equipment under capital leases was $115,448 and $67,689 as of December 31, 1999 and 1998, respectively.

4.       Deferred charges and other assets

         Deferred charges and other assets consist of the following:

                                                            December 31,
                                                            ------------

                                                           1999      1998
                                                         -------  ----------

           Deferred acquisition costs, net               $     -  $3,061,749
           Loans receivable from physicians                    -     401,008
           Security deposits and other intangible assets  72,915      23,801
                                                         -------  ----------

                                                         $72,915  $3,486,558
                                                         =======  ==========

         Deferred acquisition costs are stated at cost, net of accumulated amortization. During 1999 and 1998, deferred acquisition costs were being amortized on the straight-line method over a period of three to five years. Accumulated amortization totalled $1,011,644 and $705,330 as of December 31, 1999 and 1998, respectively.

5.       Notes payable - senior secured obligations

         From February to November 1998, the Company's principal credit facility was with National Equity Corp. ("NEC"). The credit facility consisted of a revolving credit line allowing for borrowings up to $3 million and provided for a lending rate of 15%. In connection with the NEC credit facility, the Company agreed to have GST Receivables Management Inc. ("GST"), an affiliate of NEC, manage the Company's lockbox facility and act as a collection agent for the Company. Under the GST Receivables Management relationship, which is still in effect subsequent to fiscal 1999, GST received .05% of the face amount of billings processed for the Company.

5.       Notes payable - senior secured obligations (continued)

         The above mentioned line of credit with NEC was terminated during November of 1998 upon Tessa entering into an Accounts Receivable Purchase Agreement ("Purchase Agreement") with Dynacorp Financial Strategies, Inc. ("Dynacorp"). The Purchase Agreement provides for Tessa agreeing to sell and assign to Dynacorp Tessa's right, title and interest in proposed accounts receivables by Tessa. Upon the purchase of the proposed accounts receivable, Dynacorp agrees to advance Tessa an amount up to 60% of the net collectible value of proposed accounts receivables for an amount that was originally up to $5 million and subsequently increased to $8.5 million. In the event that Dynacorp collects an amount less than the amounts advanced by Dynacorp, the Company is responsible to make up any difference between the amount collected and the amount due. To secure the collection of the receivables, Dynacorp has been provided security interest in all assets of the Company and certain officers of the Company at the time of the inception of the Dynacorp agreement have executed stock pledge agreements. Conversely, in the event that Dyancorp collects an excess of the amounts advanced by Dynacorp against the proposed accounts receivable, Dynacorp is to return the excess amount back to Tessa.

         In addition to the above, the Purchase Agreement provided for an origination fee of $50,000 and monthly charges consisting of: 1) 4% over the prime lending rate of amounts that are Purchased and not yet collected by Dynacorp and 2) a service fee equaling .01% of the Net Collectable Value, adjusted for actual collections. The service fee was originally capped at $300,000 annually, and increased to a cap of $400,000 during September of 1999.

         The Purchase Agreement with Dynacorp initiated in November of 1998 was originally reported as a revolving credit facility and as a note payable to Dynacorp for the fiscal year ended December 31, 1998. The arrangement with Dynacorp has been reclassified to reflect an accounts receivable purchase and as such, accounts receivable which were previously stated at $10,415,795 (net of allowances) will be reduced by $6,775,000, and the Dynacorp note payable will be reduced to zero. For the fiscal year ended December 31, 1999, the Company has designated $13,600,000 of the accounts receivable that have been sold to Dynacorp as reserved to offset the amounts advanced by Dynacorp and has recorded a receivable for the difference the Dynacorp offset and the balance of the accounts receivable at December 31, 1999.

         For fiscal 1999, charges under the Dynacorp Accounts Receivable Purchase Agreement amounted to $1,475,085 as compared to 1998 when charges with Dynacorp were $134,962 and interest to NEC was 245,138.

6.       Notes payable

         Notes payable consist of the following:

                                                                                          December 31,
                                                                                          ------------

                                                                                        1999         1998
                                                                                     ----------    --------
        Note payable to a finance  company  pursuant to a loan  agreement  dated
        April 1999,  which provides for  borrowings up to $1,100,000.  Under the terms of the  agreement,  borrowings  bear  interest at 7 1/2 % with the first interest payment due January 2000.  Thereafter,  interest payments are due on a quarterly  basis.  The full principal amount and any unpaid interest are payable  in-full in April 2003.  The lender has the option, for a period  of three  years  from the date of the loan  agreement,  to convert the principal into 176,000 shares of the Company's  common stock
        at $6.25 per share.                                                          $1,100,000    $      -

        Demand  note  payable  to a  finance  company.  Interest  is at 15%  with interest only payable  monthly.  The note is secured by a second position
        on the Company's receivables.                                                   229,620     150,000

        Note payable to a  practitioner  in yearly  installments  of $10,000 plus interest  at 12%,  through  February  2003.  The note is  secured  by the
        Company's assets, other than receivables.                                        50,000      50,000
                                                                                     ----------    --------

                                                                                     $1,379,620    $200,000
                                                                                     ==========    ========

7.       Long-term debt

         Long-term debt consists of the following:

                                                                                           December 31,
                                                                                        ------------------
                                                                                        1999          1998
                                                                                     ----------     --------
        Notes payable to various banks in monthly installments of $3,337 in 1999 and $4,685 in 1998,  including effective interest rates between 8.5% and
        11.0%, through March 2003. These notes are secured by medical equipment.     $  115,036    $153,553

        Capital lease obligations payable to various finance companies in monthly installments of $1,011 in 1999 and $2,973 in 1998, including effective interest rates between 9.8% and 23% through December 2001. The leases are secured by medical equipment and are personally guaranteed by various

        physicians.                                                                      18,989      49,465
                                                                                     ----------    --------

                                                                                        134,025     203,018
        Less current portion                                                             39,681      68,046
                                                                                     ----------    --------

                                                                                     $   94,344    $134,972
                                                                                     ==========    ========


         As of December 31, 1999, maturities of long-term debt are as follows:

               Year ending December 31, 2001              $ 41,158
               Year ending December 31, 2002                47,401
               Year ending December 31, 2003                 5,785
                                                          --------
                                                          $ 94,344
                                                          ========
8.       Stockholder payables

         Stockholder payables consist of non-interest bearing amounts owing to practitioners and management.

9.       Commitments and contingencies

                  Lease agreements

         The Company is obligated under various noncancelable operating leases. The minimum future obligation under these agreements at December 31, 1999, is as follows:

               Year ending
               December 31,
               ------------

                  2000                                $  900,000
                  2001                                   700,000
                  2002                                   550,000
                  2003                                   350,000
                  2004                                   200,000
                  Thereafter                             750,000
                                                      ----------

                                                      $3,450,000
                                                      ==========

         Rent expense for the years ended December 31, 1999 and 1998, was $1,424,693 and $1,013,228, respectively. Certain of the Company's operating leases contain rent escalation clauses and renewal options as defined in the respective agreements.

         Lease agreements include operating leases for three buildings owned by stockholders of the Company. Rent expense on these leases was $76,650
         and  $73,252  for  the  years  ended   December   31,  1999  and  1998,
         respectively.

                  Legal proceedings

         The Company is the defendant in an action entitled Kathi Thelander v. Spine & Rehabilitation Centers of Oregon, P.C., in the Circuit Court for the County of Multnomah, State of Oregon, Civil Action No. 99 07 07399, alleging unlawful termination and breach of an employment agreement between the plaintiff and defendant. Spine & Rehabilitation Centers of Oregon, P.C. is a subsidiary of Tessa. Summary judgment was entered on behalf of the plaintiff and against SRA Oregon in March 2000 in the amount of $162,313, plus $891 in costs and $7,440 in attorneys' fees. The Company intends to appeal the judgment, but no assurances can be provided that this judgment will be set aside.

         The Company is also a defendant in an action entitled Vania Kaady v. Spine & Rehabilitation Centers of Oregon, P.C., in the Circuit Court of the County of Multnomah, State of Oregon, Civil Action No. 99 02
         02066, alleging malpractice arising as a result of an automobile accident and claiming damages in the amount of $200,000. The Company is vigorously defending this action and believes this action is without merit.

         The Company has also been advised of a potential claim by Business Software Alliance, who has alleged copyrighted product infringement for illegal duplication of certain software. The Company is presently investigating this matter by performing an internal audit of software presently being utilized by the Company. If Business Software Alliance's claim is filed against the Company and such claim is upheld, the Company could be subject to a penalty of up to $100,000 per copyrighted product infringement. The Company has accrued approximately $100,000 to cover any potential liabilities.

         The Company is party to certain other legal proceedings which have arisen in the normal course of operating the Company's business and is aware of other threatened or pending litigation. However, it is believed that such legal proceedings to which the Company (or any of its officers and directors in their capacities as such) is or may be a party or to which the property of the Company may be or is subject would not have a material adverse effect on the Company's business, financial condition or results of operations.

                  Employment agreements

         Effective January 2000, the Company entered into an employment agreement with a new Chief Executive Officer ("CEO") and Director. Under the terms of the agreement, the new CEO is to receive annual compensation of $180,000. The agreement is for a one-year period renewable daily. In the event of termination, the CEO is entitled to a severance payment equal to one year's salary. In addition, the CEO received 100,000 shares of unrestricted stock which was transferred from the holdings of other senior Tessa employees. As discussed in Note 8, the CEO also received options to purchase 1,500,000 shares of the Company's common stock at $1.00 per share. Such options become vested upon the attainment of specified performance criteria.

10.      Stockholders' equity

                  Stock issuances

         As described in Note 1, on February 13, 1998, the Company effected a business combination whereby all 3,760,500 outstanding shares of common stock were acquired by Structofab, Inc. ("Structofab") in exchange for 3,760,500 shares of Structofab's common stock. As a result, the capital structure for all periods presented has been retroactively restated to reflect the capital structure of Structofab.

         During 1998, the Company issued 7,199,335 shares of its common stock in connection with the acquisition of the assets of 26 health care clinics. During 1999, the Company issued 100,000 shares of its common stock in connection with the acquisition of the assets of a single health care clinic.

         In January 1999, the Company issued 300,000 shares of Common Stock to Tina Alexander in connection with a promotional services contract for 1999. Also in March and June of 1999, the Company issued 17,600 shares of Common Stock to employees for services rendered.

         Also in January of 1999, the Company issued 36,665 shares of Common Stock to a practitioner located in Ohio in connection with a separation agreement between the Company and the practitioner.

         During July of 1999, the Company issued 166,667 shares of Common Stock in connection with a lease/purchase arrangement of three clinics in Washington State. The Company never acquired the clinics, however the initial agreement provided for the stock issuance, even in the event the purchase option was never exercised.

         During May of 1999, the Company issued 945,000 shares of Common Stock for cash proceeds of $945,000. In addition, during September of 1999, the Company issued 443,333 shares of Common Stock for cash proceeds of $929,017.

         In October of 1999, the Company issued 130,000 shares of Common Stock in connection with a release and settlement agreement between the Company and a practitioner in California.

                  Options and warrants

         During 1999, the Company issued stock options to certain of its directors, officers and employees under the Company's 1998 and 1999 Equity Incentive Plan. Options granted under the plan generally vest upon issuance and expire 60 days following the employee's departure from the Company. The following is a summary of option transactions during the years ended December 31, 1999 and 1998.

                                                                    Weighted
                                                  Number             average
                                                of shares        exercise price
                                                ---------        --------------

         Outstanding at January 1, 1998                 -        $            -

         Granted under the 1997 Plan              450,000        $         1.00
         Granted under the 1998 Plan              500,000        $         1.70
         Exercised                                      -        $            -
         Cancelled                                      -        $            -
                                                ---------        --------------

         Outstanding at December 31, 1998         950,000        $         1.37

         Granted under the 1999 plan                    -        $            -
         Exercised                                      -        $            -
         Cancelled                                      -        $            -
                                                ---------        --------------

         Outstanding at December 31, 2000         950,000        $         1.37
                                                =========        ==============

         In addition, during January 2000, the Company's board of directors authorized the issuance of 1,500,000 options under the 2000 Stock Option Plan. All options were granted to the Company's new Chief Executive Officer and Director. Such options have an exercise price of $1.00 per share and become vested upon the attainment of specified performance criteria.

         In addition, the Company has issued a variety of options and warrants to consultants and creditors as follows:

                                                   Weighted
                                   Number           average         Expiration
           Date of grant         of shares      exercise price         date
         -----------------       ---------      --------------    --------------

         September 1997            250,000               $2.50    September 2000
         May 1998                   10,000               $0.10         July 1999
         May 1998                   40,000               $1.00         July 1999
         November 1998             200,000               $2.50     November 2001
         October 1998               60,000               $2.50      October 2003
         November 1998              25,000               $2.50     November 2003
                                   -------

                                   585,000
                                   =======

                  Options and warrants (continued)

         Subsequent to December 1999, the Company entered into negotiations with Medical Options of California, which contemplated the possible merger of Medical Options into the Company. A merger between the Company and Medical Options was not completed, however in connection with the related negotiations, the Company issued options to purchase 8,359,786 shares of the Company's Common Stock at an exercise price of $1.00. The term of the option is for 5 years.

11.      Related party transactions

         During 1999 and 1998,  the Company  operated  under an  agreement  with
         American Outsource Strategies ("AOS") a professional employer organization. Under the terms of the agreement, AOS provided employee leasing and payroll processing services. Payment to AOS for employee leasing services included employee salaries, payroll taxes, benefits and AOS's fees. AOS is 50% owned by two individuals who are the former Chief Executive Officer and Chief Financial Officer of Tessa.

         The former Chief Executive Officer is also a member of the Company's Board of Directors. During 1998, Tessa leased substantially all of its employees through AOS. Effective April 1999, Tessa began leasing only its non-medical personnel. AOS has continued to provide payroll-processing services for medical personnel who are now directly employed by Tessa's affiliated physician groups. At December 31, 1999 and 1998, amounts owed to AOS are $2,663,458 and $783,343, respectively.

12.      Income taxes

         The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes. The Company and its eligible subsidiaries file a consolidated U.S. federal income tax return. Certain subsidiaries which are consolidated for financial reporting are not eligible to be included in the consolidated U.S. federal income tax return and separate provisions for income taxes have been determined for these entities.

         Deferred income taxes reflect temporary differences in reporting assets and liabilities for financial accounting and income tax purposes. These temporary differences arise from the use of the accrual method of accounting for financial statements and the cash method for taxes and from different depreciation methods used for financial and tax purposes.

         The effective tax rate is less than the statutory U.S. income tax rate of 35% due to estimated benefits to be derived from the effect of graduated statutory rates and income tax basis operating losses incurred because of the temporary differences in recognizing revenues and expenses for financial statement and income tax purposes.

13.      Subsequent events

                  Merger agreement

         Effective March 24, 2000, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") between Zaba International, Inc. ("Zaba"), a Colorado corporation, and Tessa, all outstanding shares of common stock of Zaba were exchanged for 225,000 shares of common stock of Tessa and $112,500 in cash in a transaction in which Tessa was the surviving company.

         Prior to the merger, Zaba had 2,407,166 shares of common stock outstanding. Such shares were exchanged for 225,000 shares of common stock of Tessa and cash consideration of $112,500. By virtue of the merger, Tessa acquired 100% of the issued and outstanding common stock of Zaba. Prior to the effectiveness of the Merger, Tessa had an aggregate of 13,986,709 shares of common stock issued and outstanding.

         Tessa has been a non-reporting, publicly-traded company with a portion of its issued and outstanding common stock exempt from registration under the Securities Act of 1933, as amended, pursuant to Rules 504 of Regulation D, Rule 144 and Rule 701 of the General Rules and Regulations of the Securities and Exchange Commission.

         Tessa did not file a registration statement with the Securities and Exchange Commission and prior to the Merger, had not been a reporting company under the Securities Exchange Act of 1934. The NASD has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934, as amended.

         The Company is required to become a reporting company by the close of business on May 6, 2000 or no longer be listed on the OTC Bulletin Board. Tessa had effected the merger with Zaba and had become a successor issuer thereto in order to comply with the reporting company requirements implemented by the NASD.

         In order to consummate the above merger, two stockholders lent the Company a total of $92,500. Such loans are expected to be satisfied through the issuance of shares of the Company's common stock at $0.75 per share.

                  Sale of common stock

         Subsequent  to year end, the company  conducted a private  placement of
         its  common   stock   pursuant  to  Rule  504  under  which  it  issued
         approximately 1 million shares at a price of $1.00 per share.

                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (unaudited)

The following pro forma condensed consolidated financial statements have been prepared to give effect to the merger with Zaba International, Inc. ("Zaba"), as if the transaction had taken place at December 31, 1999 for the pro forma condensed consolidated balance sheet, and at January 1, 1999 for the pro forma condensed consolidated statements of operations for the year ended December 31, 1999.

The pro forma information is based on historical financial statements giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Tessa Complete Health Care, Inc. and subsidiaries.



                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                December 31, 1999

                                                  Historical Financial                  Pro forma
                                                       Statements          Pro forma    Financial
                                                    Tessa       Zaba      Adjustments   Statements
                                                 -----------   -------     ---------   -------------
ASSETS
Current assets:

   Cash and equivalents                          $         -   $   809 (a)  (112,500)  $           -
                                                                       (b)   112,500
                                                                       (c)      (809)
   Accounts receivable                             3,109,051         -                     3,109,051
                                                 -----------   -------                 -------------

          Total current assets                     3,109,051       809                     3,109,051
                                                 -----------   -------                 -------------

Property and equipment, net                          687,437         -                       687,437
                                                 -----------   -------                 -------------

Other assets:
   Deferred charges                                   72,915         -                        72,915
   Goodwill                                                -         - (a)   337,500         337,500
                                                 -----------   -------                 -------------

          Total other assets                          72,915         -                       410,415
                                                 -----------   -------      --------   -------------

          Total assets                           $ 3,869,403   $   809      $336,691   $   4,206,903
                                                 ===========   =======      ========   =============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:

   Notes payable                                 $ 1,379,620   $     -                 $   1,379,620
   Current portion of long-term debt                  39,681         -                        39,681
   Accounts payable                                1,187,828    11,855 (a)   (11,855)      1,187,828
   Accrued expenses                                1,924,377         -                     1,924,377
   Related party payable                           2,663,458         -                     2,663,458
   Stockholder payables                            3,085,018         - (b)   112,500       1,197,518
                                                 -----------   -------                 -------------

          Total current liabilities               10,279,982    11,855                    10,392,482
                                                 -----------   -------                 -------------
Long-term debt, net of current portion                94,344         -                        94,344
                                                 -----------   -------                 -------------

Shareholders' deficit:
   Common stock                                      275,846       241 (a)     4,500         280,346
                                                                       (d)      (241)
   Additional paid-in capital                      7,802,153    61,632 (a)   220,500       8,022,653
                                                                       (c)    11,046
                                                                       (d)   (72,678)
   Accumulated deficit                           (14,582,922)  (72,919)(d)    72,919     (14,582,922)
                                                 -----------   -------      --------   -------------

          Total shareholders' deficit             (6,504,923)  (11,046)                   (6,279,923)
                                                 -----------   -------      --------   -------------

          Total liabilities and
             shareholders' deficit               $ 3,869,403   $   809      $336,691   $   4,206,903
                                                 ===========   =======      ========   =============


                        See notes to pro forma condensed consolidated financial statements



                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                          Year ended December 31, 1999

                                               Historical Financial                       Pro forma
                                                   Statements              Pro forma      Financial
                                                  Tessa       Zaba        Adjustments     Statements
                                              ------------   ------       -----------    ------------

Revenue                                       $ 14,635,555   $    -                      $ 14,635,555
                                              ------------   ------                      ------------

Expenses:
   Caregiver compensation and benefits           6,824,885        -                         6,824,885
   Other practice costs                            852,657        -                           852,657
   Administrative compensation and benefits      6,053,462        -                         6,053,462
   Occupancy costs                               1,636,756        -                         1,636,756
   Selling and administrative                    4,014,356    6,277                         4,020,633
   Depreciation and amortization                 1,342,174        - (e)        33,750       1,375,924
                                              ------------   ------                      ------------

                                                20,724,290    6,277                        20,764,317
                                              ------------   ------                      ------------

Loss from operations                            (6,088,735)  (6,277)                       (6,128,762)
                                              ------------   ------                      ------------

Other expense:
   Reserve under asset sale agreement            5,400,000        -                         5,400,000
   Restructuring charges                         2,586,307        -                         2,586,307
   Finance related charges                       1,554,977        -                         1,554,977
   Stock-based compensation                        825,000        -                           825,000
                                              ------------   ------                      ------------

                                                10,366,284        -                        10,366,284
                                              ------------   ------                      ------------

Loss before income taxes                       (16,455,019)  (6,277)                      (16,495,046)

Income tax benefit                                 381,661        -                           381,661
                                              ------------   ------                      ------------

Net loss                                      $(16,073,358)  $(6,277)                    $(16,113,385)
                                              ============   =======                     ============


Loss per share                                $      (1.23)                              $      (1.21)
                                              ============                               ============

Weighted average shares outstanding             13,043,491                                 13,268,491
                                              ============                               ============







                        See notes to pro forma condensed consolidated financial statements


                        TESSA COMPLETE HEALTH CARE, INC.
                                AND SUBSIDIARIES

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS

                                   (Unaudited)

(a) Reflects the issuance of 225,000 shares of Tessa's common stock plus $112,500 in cash to effect the merger with Zaba. The share issuance has been recorded at the fair value of Tessa's common stock on the date the agreement was entered into. The value of the consideration given in excess of the fair value of the net equity of Zaba is recorded as goodwill.

(b) Reflects proceeds from stockholder loans to Tessa, which provided cash required to effect merger with Zaba.

(c)      Reflects assumption of net liabilities by stockholders of Zaba.

(d)      Reflects elimination of capital structure of Zaba upon consolidation.

(e)      Reflects the effect of amortization of goodwill  recorded in connection
         with  the  Zaba  merger.   Amortization   is  being   recorded  on  the
         straight-line basis over a 10-year period.